POWER OF ATTORNEY

WE, GOLDMAN SACHS INTERNATIONAL (the "Company") of Peterborough
 Court,133Fleet Street, London EC4A 2BB, hereby appoint each of Yvette Kosic, Kevin Treanor, Ade-Femi Austin and Kimberly Williams, acting singly, to be our true and lawful attorney-in-fact, to execute and deliver in our name and on our behalf whether the Company is acting individually or as representative of others, any and all filings required to be made by the Company under the Securities Exchange Act of 1934, (as amended, the "Act"), with respect to securities which may be deemed to be beneficially owned by the Company under the Act, such documents to be in such form as such attorney-in-fact may approve on our behalf, such approval to be conclusively evidenced by the due execution thereof.

This Power of Attorney shall remain in full force and effect until the earlier of 4th December 2017 or with respect to each attorney-in-fact, until such time as such attorney-in-fact ceases to be an employee of The Goldman Sachs Group, Inc. or one of its affiliates, unless earlier revoked by written instrument. The Company has the unrestricted right unilaterally to revoke this Power of Attorney.

This Power of Attorney shall be governed by and construed in accordance with the laws of England and Wales.

EXECUTED AS A DEED and THE COMMON SEAL of GOLDMAN SACHS INTERNATIONAL was
 duly affixed and signed by either two Directors, two Managing Directors or a Director/Managing Director and a Secretary duly authorised by, and pursuant to, the resolution of the Board of Directors of Goldman Sachs International dated 29 March 2011, on this 4th day of December 2014.

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 /s/Charles Eve                
            /s/Eoghainn Calder

_____________________      
  _____________________________

Name: Charles Eve                
     Name: Eoghainn Calder

Managing Director
                    
 Managing Director/ Secretary

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